Consent of Independent Registered Public Accounting Firm

The Board of Directors

Western Asset Emerging Markets Income Fund Inc.

We consent to the use of our report dated October 25, 2007 with respect to Western Asset Emerging Markets Income Fund Inc., as of August 31, 2007, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights”, “SERVICE PROVIDERS” and “FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (EMD)” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

September 3, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Western Asset Emerging Markets Income Fund II Inc.

We consent to the use of our report dated July 25, 2008 with respect to Western Asset Emerging Markets Income Fund II Inc., as of May 31, 2008, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” and “SERVICE PROVIDERS” in the Proxy Statement/Prospectus on Form N-14.

New York, New York

September 3, 2008